UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 10, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.06 Material Impairments

On July 18, 2005, the company filed a Form 8-K under Item 2.01 Completion of Acquisition or Disposition of Assets relating to the sale by the company of its remaining holdings in QuickCAT Technologies to Ominira Networks, LLC in exchange for a Senior Secured Promissory Note (the “Promissory Note”) in the principal amount of $620,000. Ominira Networks. LLC has failed to pay the amounts due under the Promissory Note and, accordingly, the company declared all principal, interest and other amounts due on February 1, 2006. The purpose of this Form 8-K is to disclose that on March 14, 2006, the Board of Directors approved a $200,000-300,000 impairment of this Senior Secured Promissory Note as of December 31, 2005.

Section 3 - Securities and Trading Markets

Section 3.02 Unregistered Sales of Equity Securities

Mr. Anan, the president and chief executive officer of Global Hotline, Inc., owes 29,679,135 Yen, or $252,007 at current exchange rates, to Global Hotline as of March 10, 2006 under a promissory note dated December 29, 2004. The note is unsecured, accrues interest at 3.5% and was due December 29, 2005.

On March 10, 2006, Mr. Anan agreed to repay the promissory note in full by transferring 840,024 shares of IA Global stock to the company. The stock was valued at $.30 per share, the closing price of the stock on March 9, 2006.

Section 5 - Corporate Governance and Management

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 14, 2006, the Nominations and Governance Committee of the company adopted the company’s Compensation Committee Charter. A copy of the Charter is filed hereto as Exhibit 5.1. Copies of this Charter may also be found on the Company’s website at http://www.iaglobalinc.com/investors.html.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Compensation Committee Charter dated March 14, 2006.

99.2	Agreement For Repayment of Hideki Anan Note Receivable dated March 10, 2006 amongst Hideki Anan, Global Hotline, Inc. and IA Global, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: March 15, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer